AMENDED AND RESTATED BYLAWS

OF

MMEX MINING CORPORATION

ARTICLE I

OFFICES AND FISCAL YEAR

SECTION 1.01.            Registered Office. The registered office of MMEX Mining Corporation (the "Corporation") shall be as designated from time to time by the appropriate filing with the State of Nevada.

SECTION 1.02.            Other Offices. The Corporation may also have offices at such other places within or without the State of Nevada as the board of directors may from time to time determine or the business of the Corporation requires.

SECTION 1.03.            Fiscal Year. The fiscal year of the Corporation shall be determined by the board of directors.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01.            Place of Meeting. All meetings of the stockholders of the Corporation shall be held at the registered office of the Corporation, or at such other place within or without the State of Nevada as shall be designated by the board of directors in the notice of such meeting.

SECTION 2.02.            Annual Meeting. The board of directors shall fix the date and time of the annual meeting of the stockholders, and at said meeting the stockholders then entitled to vote shall elect directors and shall transact such other business as may properly be brought before the meeting.

SECTION 2.03.            Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes for which meetings may lawfully be called, may be called at any time by the chairman of the board, a majority of the board of directors, the president, or at the request, in writing, of stockholders owning a majority of the amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. At any time, upon written request of any person or persons who have duly called a special meeting, which written request shall state the purpose or purposes of the meeting, it shall be the duty of the secretary to fix the date of the meeting to be held at such date and time as the secretary may fix, not less than ten nor more than sixty days after the receipt of the request, and to give due notice thereof. If the secretary shall neglect or refuse to fix the time and date of such meeting and give notice thereof, the person or persons calling the meeting may do so.

SECTION 2.04.            Notice of Meetings. Written notice of the place, date and hour of every meeting of the stockholders, whether annual or special, shall be given to each stockholder of record entitled to vote at the meeting not less than ten nor more than sixty days before the date of the meeting.  Every notice of a special meeting shall state the purpose or purposes thereof.

SECTION 2.05.            Quorum.  A quorum shall be present at a meeting of stockholders if the holders of shares having a majority of the voting power represented by all issued and outstanding shares entitled to vote at the meeting are present in person or represented by proxy at such meeting, unless otherwise provided by the articles of incorporation in accordance with the Nevada Revised Statutes (“NRS”).  Once a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting.  If, however, a quorum shall not be present at any meeting of stockholders, the stockholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting, without notice (other than announcement at the meeting at which the adjournment is taken of the time and place of the adjourned meeting), until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at such meeting until a quorum shall be present.  At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 2.06.            Voting.  When a quorum is present at any meeting, the vote of the holders of a majority of the shares entitled to vote, present in person or represented by proxy at such meeting, shall decide any matter brought before such meeting, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the NRS, and shall be the act of the stockholders, unless otherwise provided by the articles of incorporation, these bylaws or by resolution of the board of directors in accordance with the NRS.

Unless otherwise provided in the articles of incorporation or these bylaws in accordance with the NRS, directors of the Corporation shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of stockholders at which a quorum is present.

At every meeting of the stockholders, each stockholder shall be entitled to such number of votes, in person or by proxy, for each share having voting power held by such stockholder, as is specified in the articles of incorporation (including the resolution of the board of directors (or a committee thereof) creating such shares), except to the extent that the voting rights of the shares of any class or series are limited or denied by the articles of incorporation.  At each election of directors, every stockholder shall be entitled to cast, in person or by proxy, the number of votes to which the shares owned by him are entitled for as many persons as there are directors to be elected and for whose election he has a right to vote.  Cumulative voting is prohibited by the articles of incorporation.  Every proxy shall be in writing and be executed by the stockholder.  An electronic transmission, including telephone transmission, by the stockholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing executed by the stockholder, shall be treated as an execution in writing for the purposes of this Section.  Any electronic transmission must contain or be accompanied by information from which it can be determined that the transmission was authorized by the stockholder.  No proxy shall be valid after 11 months from the date of its execution unless otherwise provided therein. Each proxy shall be revocable unless (i) the proxy form conspicuously states that the proxy is irrevocable, and (ii) the proxy is coupled with an interest, as defined in the NRS and other Nevada law.

Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without being transferred into his name, if such authority is contained in an appropriate order of the court that appointed the receiver.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Treasury shares, shares of the Corporation's stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Votes submitted as abstentions on matters to be voted on at any meeting will be counted as votes against such matters.  Broker non-votes will not count for or against the matters to be voted on at any meeting.

SECTION 2.07.            Order of Business.  The chairman of the board, or such officer of the Corporation as is designated by a majority of the board of directors, will call meetings of the stockholders to order and will act as presiding officer thereof.  Unless otherwise determined by the board of directors prior to the meeting, the presiding officer of the meeting of the stockholders will also determine the order of business and have the authority in his or her sole discretion to regulate the conduct of any such meeting, including without limitation by (i) imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such stockholders' meeting, (ii) ascertaining whether any stockholder or his proxy may be excluded from any meeting of the stockholders based upon any determination by the presiding officer, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and (iii) determining the circumstances in which any person may make a statement or ask questions at any meeting of the stockholders.

At an annual meeting of the stockholders, only such business will be conducted or considered as is properly brought before the meeting.  To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors, or (iii) otherwise properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with the immediately succeeding sentence.  For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of record at the time of the giving of the notice of such annual meeting by or at the direction of the board of directors, (ii) be entitled to vote at such meeting, and (iii) have given timely written notice thereof to the Secretary in accordance with Section 2.08 of these bylaws.

Nominations of persons for election as directors of the Corporation may be made at an annual meeting of stockholders only by or at the direction of the board of directors.  Any stockholder, (A) who is a stockholder of record at the time of the giving of the notice of an annual meeting of the stockholders by or at the direction of the board of directors, (B) who is entitled to vote for the election of directors at such meeting and (C) who has given timely written notice thereof to the Secretary in accordance with Section 2.08 of these bylaws, may recommend one or more persons to be considered as a potential nominee or nominees for election as a director or directors of the Corporation at an annual meeting of the stockholders. Only persons who are nominated in accordance with this Section 2.07 will be eligible for election at a meeting of stockholders as directors of the Corporation.

At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting.  To be properly brought before a special meeting, business must be (i) specified in the Corporation’s notice of the meeting or (ii) otherwise properly brought before the meeting by the presiding officer or by or at the direction of a majority of the board of directors.

The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 2.07, and whether any nomination of a person for election as a director of the Corporation at any annual meeting of the stockholders was properly made in accordance with this Section 2.07, will be made by the presiding officer of such meeting.  If the presiding officer determines that any business is not properly brought before such meeting, or any nomination was not properly made, he or she will so declare to the meeting and any such business will not be conducted or considered and any such nomination will be disregarded.

SECTION 2.08.            Advance Notice of Stockholder Proposals and Director Nominations. To be timely for purposes of Section 2.07 of these bylaws, a stockholder's notice must be addressed to the Secretary and delivered or mailed to and received at the principal executive offices of the Corporation not less than one hundred twenty (120) calendar days prior to the anniversary date of the date (as specified in the Corporation's proxy materials for its immediately preceding annual meeting of stockholders) on which the Corporation first mailed its proxy materials for its immediately preceding annual meeting of stockholders; provided, however, that in the event the annual meeting is called for a date that is not within thirty (30) calendar days of the anniversary date of the date on which the immediately preceding annual meeting of stockholders was called, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) calendar day following the day on which public announcement of the date of the annual meeting is first made.  In no event will the public announcement of an adjournment of an annual meeting of stockholders commence a new time period for the giving of a stockholder's notice as provided above.

In the case of a request by a stockholder for business to be brought before any annual meeting of stockholders, a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a description in reasonable detail of the business desired to brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (iv) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

In the case of a recommendation by a stockholder of a person to be considered as a potential nominee for election as a director of the Corporation at any annual meeting of stockholders, a stockholder notice to the Secretary must set forth (i) the stockholder's intent to nominate one or more persons to be a potential nominee or nominees for election as a director of the Corporation, the name of each such nominee proposed by the stockholder giving the notice, and the reason for making such nomination at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the nomination is proposed, (iii) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such nomination and by the beneficial owner, if any, on whose behalf the nomination is proposed, and (iv) any material interest of such stockholder proposing such nomination and the beneficial owner, if any, on whose behalf the proposal is made, (v) a description of all arrangements or understandings between or among any of (A) the stockholder giving the notice, (B) each nominee, and (C) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (vi) such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed in accordance with the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (vii) the signed consent of each nominee proposed by the stockholder giving the notice to serve as a director of the Company if so elected. All recommendations will be presented to the board of directors, or the appropriate committee of the board of directors, for consideration.

Notwithstanding the provisions of Sections 2.07 and 2.08, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in Sections 2.07 and 2.08.  Nothing in Sections 2.07 and 2.08 will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

For purposes of this Section 2.08, "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or furnished to stockholders.

SECTION 2.09.            Consent of Stockholders in Lieu of Meeting.

(a)           Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.  Prompt notice of the taking of any action by stockholders without a meeting by less than unanimous written consent shall be given to those stockholders who did not consent in writing to the action.

(b)           Every written consent shall bear the date of signature of each stockholder who signs the consent.  No written consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation as set forth below in this Section 2.09, the consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the records in which proceedings of meetings of stockholders are recorded.  Unless waived by the board of directors, delivery shall be by hand or certified or registered mail, return receipt requested.  Delivery to the Corporation’s principal place of business shall be addressed to the President or one of the Chief Executive Officers of the Corporation.

(c)           An electronic transmission by a stockholder consenting to an action to be taken is considered to be written, signed, and dated for the purposes of this Section if the transmission sets forth or is delivered with information from which the Corporation can determine that the transmission was transmitted by the stockholder and the date on which the stockholder transmitted the transmission.  The date of transmission is the date on which the consent was signed.  Consent given by electronic transmission may not be considered delivered until the consent is reproduced in paper form and the paper form is delivered to the Corporation at its registered office in this state or its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of stockholder meetings are recorded.  Notwithstanding Subsection (b) of this Section, consent given by electronic transmission may be delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which the proceedings of stockholder meetings are recorded to the extent and in the manner provided by resolution for the board of directors.  Any photographic, photostatic, facsimile, or similarly reliable reproduction of a consent in writing signed by a stockholder may be substituted or used instead of the original writing for any purpose for which the original writing could be used, if the reproduction is a complete reproduction of the entire original writing.

(d)           In the event of the delivery, in the manner provided by this Section 2.09, to the Corporation of the requisite written consent or consents to take action and/or any related revocation or revocations, the board of directors may determine to engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations.  For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with this Section 2.09 and not revoked represent at least the minimum number of votes that would be necessary to take the corporate action.  Nothing contained in this paragraph shall in any way be construed to suggest or imply that the board of directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in any such litigation).

SECTION 2.10.            Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting. The list shall be arranged in alphabetical order showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 2.11.            Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination or recommendation for nomination or nomination, as the case may be, is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation and (d) will abide by the requirements of these Bylaws.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.            Powers. The board of directors shall have full power to manage the business and affairs of the Corporation; and all powers of the Corporation, except those specifically reserved or granted to the stockholders by statute, the articles of incorporation or these bylaws, are hereby granted to and vested in the board of directors.

SECTION 3.02.            Qualifications and Selection of Directors.  Each director of the Corporation shall be a natural person of full age who need not be a resident of the State of Nevada or a stockholder of the Corporation. The stockholders shall elect the directors of the Corporation.

SECTION 3.03.            Number and Term of Office. The board of directors shall consist of such number of directors, not less than one nor more than twelve, as may be determined from time to time by resolution of the board of directors. Each director shall serve until the next annual meeting of the stockholders and until his successor shall have been elected and qualified, except in the event of his death, resignation or removal. All directors of the Corporation shall be natural persons, but need not be residents of Nevada or stockholders of the Corporation.

SECTION 3.04.            Vacancies.  Vacancies in the board of directors, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the board, though less than a quorum, or by a sole remaining director, and each person so selected shall be a director to serve until the next election of directors, and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. Stockholders holding a majority of shares then entitled to vote at an election of directors may, at any time, only with cause (as hereinafter defined), terminate the term of office of all or any of the directors by a vote at any annual or special meeting called for that purpose. Such removal shall be effective immediately upon such stockholder action even if successors are not elected simultaneously, and the vacancies on the board of directors caused by such action shall be filled only by election by the stockholders. For purposes of this Section 3.04, “cause” means that (i) a court of competent jurisdiction has made a final non-appealable determination that the applicable director (a) has breached his or her fiduciary duties to the Corporation or (b) is incapacitated to the extent that such director is not capable of performing his or her directorial duties or (ii) the applicable director has been indicted by a governmental authority for a felony.

SECTION 3.05.            Resignations. Any director of the Corporation may resign at any time by giving written notice to the president or the secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.06.            Organization. At every meeting of the board of directors, the chairman of the board, if there be one, or, in the case of a vacancy in the office or absence of the chairman of the board, one of the following officers present in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by a majority of the directors present, shall preside, and the secretary, or, in his absence, an assistant secretary, or in the absence of the secretary and the assistant secretaries, any person appointed by the chairman of the meeting, shall act as secretary.

SECTION 3.07.            Place of Meeting. The board of directors may hold its meetings, both regular and special, at such place or places within or without the State of Nevada as the board of directors may from time to time appoint, or as may be designated in the notice calling the meeting.

SECTION 3.08.            Organization Meeting. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the newly elected board of directors and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

SECTION 3.09.            Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place as shall be designated from time to time by resolution of the board of directors. If the date fixed for any such regular meeting be a legal holiday under the laws of the State where such meeting is to be held, then the same shall be held on the next succeeding business day, not a Saturday, or at such other time as may be determined by resolution of the board of directors. At such meetings, the directors shall transact such business as may properly be brought before the meeting.

SECTION 3.10.            Special Meetings. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the chief executive officer or by two or more of the directors. Notice of each such meeting shall be given to each director by telephone or in writing, including by facsimile message, to such telephone number or address as a director may designate from time to time at least 24 hours (in the case of notice by telephone or facsimile message) or 48 hours (in the case of notice by overnight delivery service) or three days (in the case of notice by mail) before the time at which the meeting is to be held. Each such notice shall state the time and place of the meeting to be so held. Any notice by telephone shall be deemed effective if a message regarding the substance of the notice is given on a director's behalf to the director's secretary or assistant or to a member of the director's family.

SECTION 3.11.            Quorum, Manner of Acting and Adjournment. At all meetings of the board a majority of the directors shall constitute a quorum for the transaction of business.  The act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the articles of incorporation or by these bylaws. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

SECTION 3.12.            Compensation of Directors. Unless otherwise restricted by the articles of incorporation, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid such consideration as is determined by the board of directors.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.13.            Conference Telephone Meetings. One or more directors may participate in a meeting of the board, or of a committee of the board, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

NOTICE - WAIVERS

SECTION 4.01.            Form of Notice.  Whenever under the provisions of the NRS, the articles of incorporation or these bylaws, notice is required to be given to any stockholder, director or committee member, and no provision is made as to how such notice shall be given, it shall not be construed to mean that any such notice may be given (a) in person, (b) in writing, by mail, postage prepaid, addressed to such stockholder, director, or committee member at his address as it appears on the books of the Corporation or, in the case of a stockholder, the stock transfer records of the Corporation, (c) on consent of a stockholder, director, or committee member, by electronic transmission, or (d) by any other method permitted by law.  Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same be thus deposited, postage prepaid, in the United States mail as aforesaid.  On consent of a stockholder, director or committee member, notice from the Corporation may be given to the stockholder, director or committee member by electronic transmission.  The stockholder, director or committee member may specify the form of electronic transmission to be used to communicate notice.  The stockholder, director or committee member may revoke this consent by written notice to the Corporation.  The consent is deemed to be revoked if the Corporation is unable to deliver by electronic transmission two consecutive notices, and the person responsible for delivering notice on behalf of the Corporation knows that delivery of these two electronic transmissions was unsuccessful.  The inadvertent failure to treat the unsuccessful transmissions as a revocation of consent does not invalidate a meeting or other action.  Notice by electronic transmission is deemed given when the notice is (i) transmitted to a facsimile number provided by the stockholder, director or committee member for the purpose of receiving notice; (ii) transmitted to an electronic mail address provided by the stockholder, director or committee member for the purpose of receiving notice; (iii) posted on an electronic network and a message is sent to the stockholder, director or committee member at the address provided by the stockholder, director or committee member for the purpose of alerting the stockholder, director or committee member by any other form of electronic transmission consented to by the stockholder, director or committee member.

SECTION 4.02.            Waivers of Notice. Whenever any written notice is required to be given under the provisions of the articles of incorporation, these bylaws, or by statute, a waiver thereof in writing, signed by the person or persons entitled to such notice, or a waiver by electronic transmission, in each case whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver or waiver by electronic transmission of notice of such meeting.

Attendance of a person, either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

SECTION 4.03.            Exception to Requirements of Notice. Whenever notice is required to be given, under any provision of the NRS or of the articles of incorporation or these bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any section of the NRS, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

Whenever notice is required to be given, under any provision of the NRS or the articles of incorporation or these bylaws, to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent without a meeting to such person during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities during a 12 month period, have been mailed addressed to such person at his address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth his then current address, the requirement that notice be given to such person shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any section of the NRS, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to this section.

ARTICLE V

OFFICERS

SECTION 5.01.            Number, Qualifications and Designation. The officers of the Corporation shall be chosen by the board of directors and shall be a chief executive officer and/or a president and a secretary.  The board of directors may elect or appoint such other officers, with or without such descriptive titles as the board of directors shall deem appropriate.  Two or more offices may be held by the same person.

SECTION 5.02.            Election and Term of Office. The officers of the Corporation shall be elected by the board of directors from time to time, and each such officer shall hold his office until his successor shall have been elected and qualified, or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation.

SECTION 5.03.            The Chief Executive Officer. The Chief Executive Officer to the extent appointed by the board of directors shall be the Chief Executive Officer of the Corporation and, subject to the provisions of these bylaws, shall have general supervision of the affairs of the Corporation and shall have general and active control of all its business.  The Chief Executive Offer shall have general authority to execute bonds, deeds and contracts in the name of the Corporation and affix the corporate seal thereto; to sign stock certificates; to cause the employment or appointment of such employees and agents of the Corporation as the proper conduct of operations may require, and to fix their compensation, subject to the provisions of these bylaws; to remove or suspend any employee or agent who shall have been employed or appointed under his authority or under authority of an officer subordinate to him; to suspend for cause, pending final action by the authority which shall have elected or appointed him, any officer subordinate to the Chief Executive Officer; and, in general, to exercise all the powers and authority usually appertaining to the chief executive officer of a corporation, except as otherwise provided in these bylaws.

SECTION 5.04.            President.  In the absence of a Chief Executive Officer, the President shall be the ranking and Chief Executive Officer of the Corporation, and shall have the duties and responsibilities, and the authority and power, of the Chief Executive Officer.

SECTION 5.05.            Secretary.  The Secretary shall attend and record minutes of the proceedings of all meetings of the board of directors and any committees thereof and all meetings of the stockholders.  The Secretary shall file the records of such meetings in one or more books to be kept for that purpose.  The Secretary shall generally perform all the duties usually appertaining to the office of the secretary of a corporation.

ARTICLE VI

CERTIFICATES OF STOCK, TRANSFER, ETC.

SECTION 6.01.            Issuance. Each stockholder shall be entitled to a certificate or certificates for shares of stock of the Corporation owned by him upon his request therefor. The stock certificates of the Corporation shall be numbered and registered in the stock ledger and transfer books of the Corporation as they are issued. They shall be signed by the chairman of the board, the president or a vice president and by the secretary or an assistant secretary or the treasurer. It shall not be necessary for any such certificate to bear the corporate seal unless required by law. Any of or all the signatures upon such certificate may be a facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any share certificate shall have ceased to be such officer, transfer agent or registrar, before the certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of its issue.

SECTION 6.02.            Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

SECTION 6.03.            Stock Certificates. Stock certificates of the Corporation shall be in such form as provided by statute and approved by the board of directors or by such committee or officer authorized by the board of directors to approve the form of certificate. The stock record books and the blank stock certificates books shall be kept by the secretary or by any agency designated by the board of directors for that purpose.

SECTION 6.04.            Lost, Stolen, Destroyed or Mutilated Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 6.05.            Record Holder of Shares. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Nevada.

SECTION 6.06.            Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors. If no record date has been fixed by the board of directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by the NRS, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Nevada, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by the NRS, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the board of directors adopts the resolution taking such prior action.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND
OTHER AUTHORIZED REPRESENTATIVES

SECTION 7.01.            Indemnification of Authorized Representatives in Third Party Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation, and who was or is a party, or is threatened to be made a party to any third party proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such third party proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal third party proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of any third party proceeding by judgment, order, settlement, indictment, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the authorized representative did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to, the best interests of the Corporation, and, with respect to any criminal third party proceeding, had reasonable cause to believe that such conduct was unlawful.

SECTION 7.02.            Indemnification of Authorized Representatives in Corporate Proceedings. The Corporation shall indemnify any person who was or is an authorized representative of the Corporation and who was or is a party or is threatened to be made a party to any corporate proceeding, by reason of the fact that such person was or is an authorized representative of the Corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such corporate action if such person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such corporate proceeding was pending shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such authorized representative is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 7.03.            Mandatory Indemnification of Authorized Representatives. To the extent that an authorized representative of the Corporation has been successful on the merits or otherwise in defense of any third party or corporate proceeding or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses actually and reasonably incurred by such person in connection therewith.

SECTION 7.04.            Determination of Entitlement to Indemnification. Any indemnification under Section 7.01, 7.02 or 7.03 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the authorized representative is proper in the circumstances because such person has either met the applicable standard of conduct set forth in Section 7.01 or 7.02 or has been successful on the merits or otherwise as set forth in Section 7.03 and that the amount requested has been actually and reasonably incurred. Such determination shall be made:

(1)           By the board of directors by a majority of a quorum consisting of directors who were not parties to such third party or corporate proceeding, or

(2)           If such a quorum is not obtainable, or, even if obtainable, a majority vote of such a quorum so directs, by independent legal counsel in a written opinion, or

(3)           By the stockholders.

SECTION 7.05.            Advancing Expenses.

(1)           Expenses actually and reasonably incurred in defending a third party or corporate proceeding shall be paid on behalf of a director or other authorized representative by the Corporation in advance of the final disposition of such third party or corporate proceeding upon receipt of an undertaking by or on behalf of the director or other authorized representative to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article.

(2)           The financial ability of any director or other authorized representative to make a repayment contemplated by this Section shall not be a prerequisite to the making of an advance.

SECTION 7.06.            Definitions.  For purposes of this Article:

(1)           "authorized representative" shall mean a director or officer of the Corporation, or a person serving at the request of the Corporation as a director, officer, or trustee, of another corporation, partnership, joint venture, trust or other enterprise;

(2)           "Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued;

(3)           "corporate proceeding" shall mean any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor or investigative proceeding by the Corporation;

(4)           "criminal third party proceeding" shall include any action or investigation which could or does lead to a criminal third party proceeding;

(5)           "expenses" shall include reasonable attorneys' fees and disbursements;

(6)           "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

(7)           "not opposed to the best interests of the Corporation" shall include actions taken in good faith and in a manner the authorized representative reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan;

(8)           "other enterprises" shall include employee benefit plans;

(9)           "party" shall include the giving of testimony or similar involvement;

(10)           "serving at the request of the Corporation" shall include any service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants, or beneficiaries; and

(11)           "third party proceeding" shall mean any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation.

SECTION 7.07.            Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article.

SECTION 7.08.            Scope of Article. The indemnification of authorized representatives and advancement of expenses, as authorized by the preceding provisions of this Article, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity. The indemnification and advancement of expenses provided by or granted pursuant to this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an authorized representative and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7.09.            Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon rights of indemnification provided by this Article, with the same effect as if such person and the Corporation entered into a binding contract under which the Corporation agreed to provide the indemnification provided by this Article.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01.            Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the articles of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the articles of incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

SECTION 8.02.            Contracts. Except as otherwise provided in these bylaws, the board of directors may authorize any officer or officers including the chairman and vice chairman of the board of directors, or any agent or agents, to enter into any contract or to execute or deliver any instrument on behalf of the Corporation and such authority may be general or confined to specific instances.

SECTION 8.03.            Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by the president, any vice president, the treasurer and such other person or persons as the board of directors may from time to time designate.

SECTION 8.04.            Corporate Seal. The corporate seal shall be in the form determined by the board of directors.

SECTION 8.05.            Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

SECTION 8.06.            Amendment of Bylaws. Unless otherwise provided by the Articles of Incorporation or (subject to the following proviso) a bylaw adopted by the stockholders of the Corporation, these Bylaws may be amended or repealed, or new Bylaws or Bylaw provisions may be adopted, at any meeting of the stockholders of the Corporation or of the board of directors at which a quorum is present, by the affirmative vote of the holders of a majority of the shares or the directors, as the case may be, present at such meeting; provided, however, that in the case of amendments by stockholders, notwithstanding any other provisions of these Bylaws or any provision of law which might otherwise permit a lesser vote, the affirmative vote of the holders of at least 75% of the voting power of the Corporation’s stock, voting together as a single class, shall be required to amend or repeal, or adopt a new Bylaw or Bylaw provision that is inconsistent with, Sections 2.07 through 2.11, Section 3.04, Article VII or this Section 8.06 of these Bylaws.